Exhibit 99.2

RISK FACTORS

An investment in the notes involves a number of risks. You should consider carefully the following information about these risks, together with the other information included in this offering memorandum, before buying the notes offered hereby. Additional risks and uncertainties not presently known to us, or that we currently deem immaterial, may also impair our business operations or the value of the notes. We cannot assure you that any of the events discussed in the risk factors below will not occur. If they do, our business, financial condition and results of operations could be materially adversely affected. In such case, the trading price of our securities, including the notes, could decline, and you might lose all or part of your investment.

A small number of customers account for a significant portion of our revenues, and the loss of one or more of these customers or our inability to ultimately realize future contracted revenue could materially adversely affect our financial condition and results of operations.

We derive a significant portion of our revenues from a few customers. During the fiscal year ended December 31, 2011, two customers accounted for approximately 41% and 13%, respectively, of our revenue. Upon the commencement of the Petrobras contract for the Titanium Explorer, we expect that Petrobras will become a major customer and, together with ONGC, will account for an estimated contract backlog of approximately $2.7 billion as of June 30, 2012. Our financial condition and results of operations could be materially and adversely affected if any one of these customers interrupt or curtail their activities, fail to pay for the services that have been performed, terminate their contracts, fail to renew their existing contracts or refuse to award new contracts and we are unable to enter into contracts with new customers on comparable terms. The loss of any of our significant customers or our inability to ultimately realize future contracted revenue could materially adversely affect our financial condition and results of operations.

A material or extended decline in expenditures by oil and natural gas exploration and production companies due to a decline or volatility in oil and natural gas prices, a decrease in demand for oil and natural gas, or other factors, would adversely affect our business.

Our business, including the utilization rates and dayrates we achieve for our owned and managed drilling units, depends on the level of activity in oil and natural gas exploration, development and production expenditures of our customers. Oil and natural gas prices and customers’ expectations of potential changes in these prices significantly affect this level of activity. Commodity prices are affected by numerous factors, including the following:

•	changes in global economic conditions;

•	worldwide production and demand for oil and natural gas and any geographical dislocations in supply and demand;

•	the cost of exploring for, producing and delivering oil and natural gas;

•	expectations regarding future prices;

•	advances in exploration, development and production technology;

•	the ability of the Organization of Petroleum Exporting Countries (“OPEC”) to set and maintain production levels and pricing;

•	the availability and discovery rate of new oil and natural gas reserves in offshore areas;

•	the rate of decline of existing and new oil and natural gas reserves;

•	the level of production in non-OPEC countries;

•	domestic and international tax policies;

•	the development and exploitation of alternative fuels;

•	weather;

•	blowouts and other catastrophic events;

•	governmental laws and regulations, including environmental laws and regulations;

•	the policies of various governments regarding exploration and development of their oil and natural gas reserves;

•	volatility in the exchange rate of the U.S. dollar against other currencies; and

•	the worldwide military and political environment, uncertainty or instability resulting from an escalation or additional outbreak of armed hostilities or other crises in significant oil and natural gas producing regions or further acts of terrorism in the United States or elsewhere.

In addition to oil and gas prices, the offshore drilling industry is influenced by additional factors, including:

•	the availability of competing offshore drilling vessels and the level of construction activity for new drilling vessels;

•	the level of costs for associated offshore oilfield and construction services;

•	oil and gas transportation costs;

•	the discovery of new oil and gas reserves;

•	the cost of non-conventional hydrocarbons; and

•	regulatory restrictions on offshore drilling.

Any	of these factors could reduce demand for our services and adversely affect our business and results of operations.

Failure to obtain delivery of the Tungsten Explorer and to secure a new drilling contract for this vessel could have a material and adverse effect on our business.

We expect to take delivery of the Tungsten Explorer in the second quarter of 2013, but such vessel may not be delivered to us on time, or at all. A delay in the delivery date of the Tungsten Explorer beyond what we expect or non-delivery of such vessel could result from a variety of factors affecting the shipyard, or our failure to make the final construction payment under the Tungsten Explorer Construction Contract. Failure to obtain delivery of the Tungsten Explorer in a timely manner or at all may have a material adverse effect on our business, financial condition and results of operations. In addition, if any non-delivery of the Tungsten Explorer results from non-performance by the shipyard, holders of the notes and any other pari passu obligations may not have the benefit of a refund guarantee if we are not able to obtain an assignment of any such refund guarantee and the Tungsten Explorer Construction Contract for the benefit of the holders of the notes and other pari passu obligations, which we have agreed to use our commercially reasonable efforts to obtain as soon as practicable. There can be no assurance that we will be successful in our efforts to obtain an assignment of any such refund guarantee or the Tungsten Explorer Construction Contract.

In addition, we have not yet secured a drilling contract for the Tungsten Explorer, and there can be no guarantee that we will enter into a drilling contract for the vessel prior to its delivery. Our ability to obtain a contract will depend on prevailing market conditions and numerous other factors beyond our control. Further, upon obtaining a drilling contract for the Tungsten Explorer, such drilling contract may be cancelled or we may be required to pay damages to our customer if the vessel is not acceptable to the customer or if we are unable to deliver the Tungsten Explorer or an acceptable replacement drillship to our customer by the relevant contract commencement date deadline. The cancellation of the contract or payment of damages to such customer may have a material impact on our business, financial condition, results of operations and future prospects.

Construction projects are subject to risks, including delays and cost overruns, which could have an adverse impact on our liquidity and results of operations.

The Tungsten Explorer is currently under construction and we are managing this project with the shipyard. We are also overseeing the construction of the Dalian Developer for a third party. As part of our growth strategy we may also contract from time to time for the construction of drilling units or may enter into agreements to manage the construction of drilling units for others. Construction projects are subject to the risks of delay or cost overruns inherent in any large construction project, including costs or delays resulting from the following:

•	unexpected long delivery times for, or shortages of, key equipment, parts and materials;

•	shortages of skilled labor and other shipyard personnel necessary to perform the work;

•	unforeseen increases in the cost of equipment, labor and raw materials, particularly steel;

•	unforeseen design and engineering problems;

•	unanticipated actual or purported change orders;

•	work stoppages;

•	latent damages or deterioration to hull, equipment and machinery in excess of engineering estimates and assumptions;

•	failure or delay of third-party service providers and labor disputes;

•	disputes with shipyards and suppliers;

•	delays and unexpected costs of incorporating parts and materials needed for the completion of projects;

•	financial or other difficulties at shipyards;

•	adverse weather conditions; and

•	inability to obtain required permits or approvals.

If we experience delays and costs overruns in the construction of the Tungsten Explorer or any other drilling units for which we may provide construction management services from time to time due to certain of the factors listed above, it could also adversely affect our business, financial condition and results of operations. Delays in the delivery of the Tungsten Explorer may result in our inability to timely secure a drilling contract or result in the delay in contract commencement, leading to financial penalties and a loss of expected revenue to us, and may also cause the customer to terminate or shorten the term of the drilling contract for the unit pursuant to applicable late delivery clauses. In the event this unit is not completed on a timely basis, we may not be able to secure a replacement unit that is acceptable to the customer.

Our insurance coverage may not be adequate if a catastrophic event occurs.

As a result of the number and significance of catastrophic events in the offshore drilling industry in recent years, such as hurricanes and spills in the Gulf of Mexico, insurance underwriters have increased insurance premiums and increased restrictions on coverage and have made other coverages, such as Gulf of Mexico windstorm coverage, unavailable to us on commercially reasonable terms.

While we believe we have reasonable policy limits of property, casualty, liability, and business interruption insurance, including coverage for acts of terrorism, with financially sound insurers, we cannot guarantee that our policy limits for property, casualty, liability, and business interruption insurance, including coverage for severe weather, terrorist acts, war, civil disturbances, pollution or environmental damage, would be adequate should a catastrophic event occur related to our property, plant or equipment, or that our insurers would have adequate financial resources to sufficiently or fully pay related claims or damages. When any of our coverage expires, or when we seek coverage in the future, we cannot guarantee that adequate coverage will be available, offered at reasonable prices, or offered by insurers with sufficient financial soundness. Additionally, we do not have third party windstorm insurance for our drillship operating in the Gulf of Mexico and we may not have windstorm insurance for any vessel that we operate in the Gulf of Mexico in the future. The occurrence of an incident or incidents affecting any one or more of our drilling units could have a material adverse effect on our financial position and future results of operations if asset damage and/or our liability were to exceed insurance coverage limits or if an insurer was unable to sufficiently or fully pay related claims or damages.

Our international operations are subject to additional political, economic and other uncertainties not generally associated with domestic operations.

A primary component of our business strategy is to operate in international oil and natural gas producing areas. Our international operations are subject to a number of risks inherent in any business operating in foreign countries, including:

•	political, social and economic instability, war and acts of terrorism;

•	government corruption;

•	potential seizure, expropriation or nationalization of assets;

•	damage to our equipment or violence directed at our employees, including kidnappings;

•	piracy;

•	increased operating costs;

•	complications associated with repairing and replacing equipment in remote locations;

•	repudiation, modification or renegotiation of contracts;

•	limitations on insurance coverage, such as war risk coverage in certain areas;

•	import-export quotas;

•	confiscatory taxation;

•	work stoppages;

•	unexpected changes in regulatory requirements;

•	wage and price controls;

•	imposition of trade barriers;

•	imposition or changes in enforcement of local content laws;

•	restrictions on currency or capital repatriations;

•	currency fluctuations and devaluations; and

•	other forms of government regulation and economic conditions that are beyond our control.

Our financial condition and results of operations could be susceptible to adverse events beyond our control that may occur in the particular country or region in which we are active. Additionally, we may experience currency exchange losses where, at some future date, revenues are received and expenses are paid in nonconvertible currencies or where we do not hedge exposure to a foreign currency. We may also incur losses as a result of an inability to collect revenues because of a shortage of convertible currency available in the country of operation, controls over currency exchange or controls over the repatriation of income or capital.

Many governments favor or effectively require that drilling contracts be awarded to local contractors or require foreign contractors to employ citizens of, or purchase supplies from, a particular jurisdiction. These practices may result in inefficiencies or put us at a disadvantage when bidding for contracts against local competitors.

Our offshore contract drilling operations are subject to various laws and regulations in countries in which we operate, including laws and regulations relating to the equipment and operation of drilling units, currency conversions and repatriation, oil and natural gas exploration and development, taxation of offshore earnings and earnings of expatriate personnel, the use of local employees and suppliers by foreign contractors and duties on the importation and exportation of drilling units and other equipment. Governments in some foreign countries have become increasingly active in regulating and controlling the ownership of concessions and companies holding concessions, the exploration for oil and natural gas and other aspects of the oil and natural gas industries in their countries. In some areas of the world, this governmental activity has adversely affected the amount of exploration and development work done by major oil and natural gas companies and may continue to do so. Operations in less developed countries can be subject to legal systems which are not as mature or predictable as those in more developed countries, which can lead to greater uncertainty in legal matters and proceedings.

We face various risks in our relationship with F3 Capital and Hsin-Chi Su, its owner.

As of September 30, 2012, on a fully diluted basis, F3 Capital owned approximately 34.5% of our issued and outstanding ordinary shares, including shares issuable upon exercise of outstanding warrants. Through his ownership of F3 Capital, Hsin-Chi Su, a former director of the Company, has significant influence over all matters upon which shareholders may vote, including the election of our directors. The interests of F3 Capital and Mr. Su, on the one hand, and our shareholders, on the other hand, may differ, and neither F3 Capital nor Mr. Su is under any fiduciary duty to consider the interests of our company or our shareholders. In fact, F3 Capital and Mr. Su may take action that they perceive benefits themselves and that may be detrimental to our other shareholders, our debtholders and, as a result, our employees as well.

We have entered into various agreements with F3 Capital and its affiliates that are publicly available and filed with the SEC. In addition, F3 Capital nominated four members of our board of directors. Because F3 Capital is our largest shareholder, our relationship could create, or appear to create, conflicts of interest, including when our board of directors is faced with decisions that could have different implications for us and F3 Capital or its affiliates. The appearance of such conflicts, even if such conflicts do not materialize, might adversely affect the public’s perception of us, the price of our securities as well as our relationship with other companies and our ability to enter into new relationships in the future, which may have a material adverse effect on our ability to do business.

On August 21, 2012, we filed a lawsuit against Mr. Su in the District Court of Harris County, Texas. The complaint asserts breach of fiduciary duties, fraud, fraudulent inducement and negligent misrepresentation, and unjust enrichment and seeks to recover actual and punitive damages as well as other relief, in each case, relating to our past transactions with Mr. Su and F3 Capital, including our joint venture with Mandarin Drilling Company, an entity owned and controlled by Mr. Su, our acquisition of the Platinum Explorer from Mandarin Drilling Corporation and the financing thereof, and our option to purchase the Titanium Explorer. As of the date of this offering memorandum, we do not believe that Mr. Su has filed a response or answer to the lawsuit. We intend to vigorously pursue our claims, but we cannot assure you as to the outcome of this legal action or that Mr. Su will not file a counterclaim or other lawsuit against us. F3 Capital and Mr. Su could bring legal actions against us to preserve their own interests or make arguments that their interests have somehow been damaged by us, among other things, even if any such claims would be without merit. For example, they could claim that we violated an agreement with F3 Capital or make any other legal or equitable claims against us. We believe that any such claims would be without merit and we would contest them vigorously. The fact that we have sued Mr. Su may motivate F3 Capital or Mr. Su to take additional actions or positions that negatively impact the interests of other shareholders, debtholders or employees, including but not limited to voting against our existing board of directors when they stand for re-election. Finally, even if we prevail in any of these legal proceedings, we may not be able to collect any amounts or damages and these legal proceedings could result in the incurrence of significant legal and related expenses. Our ability to collect damages or recover legal and related expenses may be limited by several factors in addition to the outcome of the litigation, including but not limited to our ability to enforce any such awards in the various jurisdictions where F3 Capital and Mr. Su maintain assets. These risks and the perception of them could adversely impact our business, financial condition and results of operations and the price of our securities.